UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

CTI INDUSTRIES CORPORATION
           (Exact name of registrant as specified in its charter)

Illinois	0-23115	36-2848943
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22160 North Pepper Road, Barrington, IL	60010
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (847) 382-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 1.01 – Entry into a Material Definitive Agreement

On January 30, 2009, Registrant entered into a Fifth Amendment to Loan and Security Agreement (“Loan Agreement”) among Registrant and RBS Citizens, N.A., successor by merger to Charter One Bank, N.A. (“Bank”). Under the Fifth Amendment, the Bank agreed to extend the maturity date of the revolving loan provided for in the Loan Agreement from January 31, 2009 to January 31, 2010.  The Fifth Amendment to the Loan Agreement also provides for (i) a fee of $31,500, (ii) adjustments to the applicable interest rate and non-utilization fee rate and (iii) an adjustment to the loan covenant relating to the ratio of senior debt to EBITDA.  A copy of the agreement is filed as Exhibit 10.1.

Item No. 9.01 – Financial Statements and Exhibits

(d)           Exhibits:

Exhibit No.	Exhibit

10.1	Fifth Amendment to Loan and Security Agreement among Registrant and RBS Citizens, N.A. dated January 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTI Industries Corporation
(Registrant)

Date: January 30, 2009	By:	/s/ Howard W. Schwan
Howard W. Schwan, President

EXHIBIT INDEX
Exhibit No.	Exhibit

10.1	Fifth Amendment to Loan and Security Agreement among Registrant and RBS Citizens, N.A. dated January 30, 2009